UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (949) 399-4500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act.

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2014, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 2,050,000 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 2,050,000 shares of Common Stock. The Underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $6.6622 per share, and the price to the public is $7.05 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30 day option to purchase up to an additional 307,500 shares of its common stock to cover over-allotments, if any. The Company expects to close the sale of the Common Stock on February 20, 2014, subject to customary closing conditions.

The Company estimates net proceeds from the offering to be $13,257,510 if the underwriters’ over-allotment option is not exercised (and $15,306,137 if the over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-176772) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 29, 2011, including the preliminary prospectus supplement dated February 13, 2014 and a prospectus supplement dated February 14, 2014, to the prospectus contained in the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after February 13, 2014 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

A copy of the opinion of Kenneth R. Lombardo, General Counsel to the Company, relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto (the “Legal Opinion”). This description of the Legal Opinion is qualified in its entirety by reference to Exhibit 5.1. The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Ascendiant Capital Markets, LLC is acting as financial adviser to the Company in connection with the Offering and will be paid a financial advisory fee equal to 1% of the gross proceeds of the Offering.

Item 8.01. Other Events.

On February 13, 2014, the Company issued a press release announcing its intention to commence the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference. Additionally, on February 14, 2014, the Company issued a press release announcing the pricing of the Common Stock in the Offering. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2014, between Quantum Fuel Systems Technologies Worldwide, Inc. and Craig-Hallum Capital Group LLC
5.1	Opinion of Kenneth Lombardo, General Counsel
23.1	Consent of Kenneth Lombardo, General Counsel (contained in Exhibit 5.1)
99.1	Press Release dated February 13, 2014
99.2	Press Release dated February 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By: /s/ Kenneth R. Lombardo
Kenneth R. Lombardo

General Counsel, Vice President-Legal, and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2014, between Quantum Fuel Systems Technologies Worldwide, Inc. and Craig-Hallum Capital Group LLC
5.1	Opinion of Kenneth Lombardo, General Counsel
23.1	Consent of Kenneth Lombardo, General Counsel (contained in Exhibit 5.1)
99.1	Press Release dated February 13, 2014
99.2	Press Release dated February 14, 2014